UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 21, 2011

FREEZE TAG, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54267	20-4532392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 W. Main Street, 2nd Floor Tustin, California
(Address of principal executive offices) (zip code)

(714) 210-3850
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities.

Common Stock

On September 21, 2011, we issued 100,000 shares of our common stock, restricted in accordance with Rule 144, to Empire Relations Group, Inc. as consideration under a consulting agreement dated September 16, 2011 for public and financial relations services.  The issuance of the shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.  The consultant was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

On September 21, 2011, we issued 12,000 shares of our common stock, restricted in accordance with Rule 144, to an unaffiliated thirty party as consideration under the Technology Transfer Agreement entered into on June 22, 2011.  This is the first of eight identical quarterly installments of shares to be issued.  The issuance of the shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.  The shareholder was a sophisticated investor, familiar with our operations, and there was no solicitation.

Convertible Promissory Note

On September 16, 2011, we entered into a Securities Purchase Agreement with Asher Enterprises, Inc., pursuant to which we sold to Asher an 8% Convertible Promissory Note in the original principal amount of $40,000 (the “Note”).  The Note has a maturity date of June 20, 2012, and is convertible into our common stock at the greater of (i) the Variable Conversion Price and (ii) the Fixed Conversion Price.  The “Variable Conversion Price” shall mean 55% multiplied by the Market Price (representing a discount rate of 45%).  “Market Price” means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.  “Fixed Conversion Price” shall mean $0.00009.  The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933.  The purchase and sale of the Note closed on September 22, 2011, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated thereunder.  The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Section 9 – Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

10.1	Securities Purchase Agreement dated September 16, 2001

10.2	Convertible Promissory Note dated September 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeze Tag, Inc.

Dated: September 22, 2011		/s/ Craig Holland
	By:	Craig Holland
	Its:	President and Chief Executive Officer